
                 EXHIBIT 11

                                                       APPLIED POWER INC. AND SUBSIDIARIES
                                                        COMPUTATION OF EARNINGS PER SHARE
                                                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                                       Three Months Ended                 Six Months Ended
                                                                         February 28,                      February 28,
                                                                        1994         1993              1994          1993
                 PRIMARY:
                 Average shares outstanding  . . . . . . . .         13,016        12,971            13,013        12,967

                 Net effect of dilutive options based
                    on the treasury stock method
                    using average market price . . . . . . .            153           121               141           113
                        Total  . . . . . . . . . . . . . . .         13,169        13,092            13,154        13,080
                                                                     ========     ========          ========      ========
                 Net earnings (loss):
                    Earnings from continuing operations
                     before cumulative effect of
                     accounting change . . . . . . . . . . .      $   3,297    $    1,763        $    6,225     $   5,050
                   Cumulative effect of accounting change  .              -             -                 -        (4,355)
                   Discontinued operations . . . . . . . . .              -           783              (348)          803
                        Net earnings   . . . . . . . . . . .      $   3,297     $   2,546        $    5,877     $   1,498
                                                                   ==========   ==========       ==========     ==========
                 Primary earnings (loss) per share:
                    Earnings from continuing operations
                     before cumulative effect of
                     accounting change . . . . . . . . . . .       $   0.25      $   0.13          $   0.47      $   0.39
                    Cumulative effect of accounting change .              -             -                 -         (0.33)
                    Discontinued operations  . . . . . . . .              -          0.06              (.02)          .06
                        Total  . . . . . . . . . . . . . . .       $   0.25      $   0.19          $   0.45      $   0.11
                                                                    =========    =========         =========     =========
                 FULLY DILUTED: (A)
                 Average shares outstanding  . . . . . . . .         13,016        12,971            13,013        12,967

                 Net effect of dilutive options based
                    on the treasury stock method
                    using average market price . . . . . . .            235           124               238           115
                        Total  . . . . . . . . . . . . . . .         13,251        13,095            13,251        13,082
                                                                     ========     ========          ========     =========
                 Net earnings (loss):
                    Earnings from continuing operations
                     before cumulative effect of
                     accounting change . . . . . . . . . . .      $   3,297    $    1,763        $    6,225     $   5,050
                    Cumulative effect of accounting change .              -             -                 -        (4,355)
                    Discontinued operations  . . . . . . . .              -           783              (348)          803
                        Net earnings   . . . . . . . . . . .      $   3,297     $   2,546        $    5,877     $   1,498
                                                                   ==========   ==========       ===========    ==========
                 Fully diluted earnings (loss) per share:
                    Earnings from continuing operations
                     before cumulative effect of
                     accounting change . . . . . . . . . . .       $   0.25      $   0.13          $   0.47      $   0.39
                    Cumulative effect of accounting change .              -             -                 -         (0.33)
                    Discontinued operations  . . . . . . . .              -          0.06             (0.03)         0.06
                        Total  . . . . . . . . . . . . . . .       $   0.25      $   0.19          $   0.44      $   0.11
                                                                    =========    =========         =========     =========
                 (A)  Dilution of less than 3%; therefore not presented in Condensed Consolidated Statement of Earnings.
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